UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported) June 7, 2005



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



         STATE OF DELAWARE                  1-143           38-0572515
         -----------------                  -----           ----------
     (State or other jurisdiction of     (Commission     (I.R.S. Employer
     Incorporation or Organization)      File Number)   Identification No.)

     300 Renaissance Center,                              48265-3000
     Detroit, Michigan                                     (Zip Code)
     ----------------------------------------------------------------------
                    (Address of Principal Executive Offices)



        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

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    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  REGULATION FD DISCLOSURE

On June 7, 2005, General Motors Corporation (GM) Chairman and Chief Executive Officer Rick Wagoner delivered a state of the business address at the company's annual meeting of stockholders. The press release follows.


GM CHAIRMAN ADDRESSES STOCKHOLDERS AT ANNUAL MEETING


WILMINGTON, Del. - General Motors Corp. (NYSE: GM) Chairman and Chief Executive Officer Rick Wagoner today delivered a state of the business address at the company's annual meeting of stockholders. The following are his remarks:


I'd like to focus my State of the Business comments today on recent developments, and specifically on the status of our plans to address the sudden downturn in our performance here in North America, which is our top priority in the company.

In the interest of time, then, I will comment only briefly on our other business units, all of which are running at or ahead of plan.

GMAC continues its strong financial and business performance, despite the challenges presented by credit rating pressures and restricted availability of funding from its traditional sources.

GM Europe is moving at a good pace in its turnaround, with significant progress in its structural cost reduction plan and positive sales momentum in the relatively weak European market.

GM Asia-Pacific continues its steady sales and share growth in the world's fastest growing region, and is resuming a stronger profit performance after a dip in the last two quarters.

And, finally, GM Latin America, Africa and Middle East, boosted by strong economic and industry growth, is continuing its recent track record of sales and profit improvement.

In all these business units, we for certain have plenty of work to do, but the trends are encouraging.

The most challenging and important operating issue we face is getting GM North America, our biggest business unit, turned around and back into a profitable position.

GM North America Performance
First, let me comment on GM North America's poor performance in the first quarter of this year, in which we lost $1.3 billion, and address the obvious question -- what happened? The answer is pretty direct -- our North American business is highly leveraged from an operating perspective -- we have a high structural, or fixed, cost base and so when we lose revenue, it drops quickly to the bottom line. And, last quarter, we lost revenue, due to lower retail sales -- we did not achieve our market share expectation; a significant, and needed, 100,000 unit year-over-year reduction in dealer inventories; and a much weaker sales mix -- fewer high profit SUVs, more lower profit cars.

In addition, our material costs came under pressure, due primarily to higher commodity prices, and finally, we continue to feel the ever increasing burden of higher health care costs. These negative factors swamped our improvement in efficiency and structural costs, and so we registered an unacceptable financial performance.

As we implement our comprehensive plan to address this situation, we are focusing our efforts keenly on the areas of greatest impact. What I mean by this is the following:

   - First, for the aspects of our business that have been moving in the right direction in recent years -- quality, product competitiveness, manufacturing productivity, and so on -- we need to pick up the pace, and elevate our targets from being "competitive" to "being the best".

   - Second, there are some areas where that we need to step back and ask, "Is our current strategy effective?" -- and, where it's not, make the necessary changes. Our sales and marketing approach is in that category -- more on that in a minute.

   - And finally, there are some structural issues -- difficult, long-standing issues that we have to step up to and address. In doing so, it will be challenging and discomforting, but it is clear that not addressing them will cause significant risk to the long-term viability of our business. One example of a structural issue that we took on last fall at GM Europe, was our uncompetitive manufacturing cost structure. You'll recall we negotiated a plan with our European unions to reduce our employment by 12,000 people over two years, including 10,000 in Germany.

   - Under the current challenging circumstances at GM North America, I put our U.S. health care costs in this category of challenging structural issues that we have to address, and do so now.

I wanted to give you that perspective on my thinking before I outline the four specific actions that we are taking now to get GM North America back on track. Let me say up-front that our absolute top priority is to get our largest business unit back to profitability as soon as possible. The four primary actions to drive this are as follows:

Great Cars and Trucks
First and foremost, we need to continue to raise the bar in the execution of our new products. We know that you can't turn around, or be successful in our business, without great cars and trucks. So, to address that, we are increasing our capital expenditures by nearly a billion dollars this year, with the increase mostly in North America, and focused on product. We'll hold this higher level of spending in 2006.

We also re-energized our product portfolio over the near term, by advancing the timing of several high volume, high profit programs such as our large pick-ups and mid- and large-utilities. Looking out a little farther, we're prioritizing our product development resources in the areas where we see the greatest volume, growth, and profit opportunities -- crossovers of all kinds; entry luxury and premium models; hybrids and other technologies to improve fuel efficiency.

Finally, we have now made all our appointments in our new global product development organization, and so Bob Lutz and his team will step on the accelerator and start delivering the benefits of globalizing product development -- crisper product execution, shorter life cycles, better quality, lower cost.

Let me close the product discussion by emphasizing that we're starting from a solid base ... we've had a number of successes over the past few years, such as the Cadillac line-up, and recent launches like the Chevy Cobalt and Pontiac G-6. And, we're very excited about products just now, or soon-to-be launched, such as the Hummer H3, the Chevrolet HHR, and the Pontiac Solstice.

Sales and Marketing Strategy
The second key element of our North American turnaround is the re-tooling of our sales and marketing strategy here in the U.S. -- doing that will consist of four major initiatives:

   - First, we are clarifying and focusing the role of each of our eight brands, giving them distinctive, clear, compelling roles in the GM portfolio. We start with our foundation brand Chevrolet in the mainstream of the market, and Cadillac at the premium end. Both of these brands are in good shape, and we have plans to make them even stronger. Our other six brands -- GMC, Pontiac, Buick, Saturn, Saab and Hummer -- will focus on targeted market niches, offering distinctive, differentiated products with easy-to-grasp brand promises. In some cases, such as Pontiac and Buick, it will mean fewer but stronger entries in the future.

   - Second, we'll go to market with a total value proposition. This means, simply, going back to selling cars and trucks on the basis of the great value that they have to offer customers, with lessening emphasis over time on incentives. It means strong product offerings at compelling prices that represent great value -- like the Chevy HHR at $15,995; the Pontiac Solstice at $19,995; and the Hummer H3 at $29,500. It means improving our total value proposition by including industry leading content, features, and technology -- like offering OnStar and Stabilitrak as standard equipment on all GM cars and trucks.

   - Third, we'll focus on improving our sales performance in major metropolitan markets. Simply stated, we need to perform as well in the top 25 markets in the U.S. as we do in other parts of the country. This means strengthening our position in markets like Miami, New York, Washington, and Los Angeles.

   - Fourth, we're accelerating our drive for consistent, world class distribution networks. This means getting our dealers on channel -- Chevrolet and Saturn remaining as standalone facilities; Buick-Pontiac-GMC grouped together; Cadillac, Hummer and Saab as premium channels but in many cases under the same owner. We'll work with our dealers to get in the right locations, with competitive facilities.

Overall, under Mark LaNeve's leadership, we have a revitalized and focused sales and marketing plan, and we are confident that it will yield positive results.

Cost Reduction
The third area of focus in getting GM North America on track is to pick up the pace in reducing our cost, and improving our quality. With little pricing opportunity, we know we can't return to adequate levels of profitability without an extremely competitive cost structure, and without being among the very best in quality. And, again, we have solid base to build on here.

Last week, the annual Harbour productivity study ranked our Oshawa plant as the most efficient assembly plant in North America, and placed GM assembly plants as leaders in seven out of 13 vehicle segments. On the quality front, we've also received some excellent news recently.

In the latest J.D. Power Initial Quality Study, GM had the top three highest quality assembly plants in North and South America, and we took the top position in five vehicle categories. And, we had similar favorable results in the Strategic Vision 2005 Total Quality Study.

We are pleased that consumers are recognizing our quality, but we know we can and must do better. And the same is true for our cost position. We have a number of cost reduction initiatives in place, but I want to briefly highlight three that we think are especially high leverage going forward.

First, we are re-energizing our global sourcing efforts. While we've had an effective approach in purchasing for a number of years, our move to a global product development system, accompanied by the emergence of excellent supply capability in lower cost markets, provide us with some real cost savings opportunities. Bo Andersson and his purchasing team, working closely with Engineering, are restructuring their purchasing model to take full advantage of this.

Second, Gary Cowger and his global manufacturing team are proactively driving best practice sharing on a worldwide basis now. We believe that this, combined along with enhanced manufacturing flexibility and the ability to look at capacity utilization on a global basis, will provide significant structural cost savings going forward.

And finally in the cost reduction area, we need to get to 100% capacity utilization, or better. With the plant closing and idling announcements in North America in recent months, we'll have reduced our annual assembly capacity from six million units in 2002 to five million units by the end of this year.

Going forward, in order to achieve full capacity utilization based on conservative volume planning scenarios, we expect to close additional assembly and component plants over the next few years, and to reduce our manufacturing employment levels in the U.S. by 25,000 or more people in the 2005 to 2008 period. We project that these capacity and employment actions will generate annual savings of approximately $2.5 billion.

Health Care Costs
The fourth, and perhaps the most challenging element of our North American turnaround, is addressing our health care burden.

Our $1,500 per unit health care expense represents a significant disadvantage versus our foreign-based competitors. Left unaddressed, this will make a big difference in our ability to compete in investment, technology, and other key contributors to our future success.

We've worked the health care topic hard for a long time, and from every angle -- with governments, providers, consumers -- with a focus on better quality health care, and greater cost effectiveness. And, we've made progress in these areas
.... but, frankly, the continuing double digit U.S. inflation in health care costs is swamping that progress.

This rapidly rising health care burden is not, in fact, unique to GM -- it is a critical national competitiveness issue for the United States, affecting our entire economy's long-term strength. It's clear that the health care crisis could benefit from stronger leadership by governments at all levels, and by business, and consumers, too -- and I want to assure you that we at GM are not giving up our commitment to work proactively and constructively in these areas.

But, it's equally clear to us that that these efforts are not yielding the progress that we need, fast enough, and that the health care crisis is putting our future at stake ... and so, we must act now.

In recent weeks, we have been in intense discussions with the UAW and our other unions focused on a cooperative approach to significantly reduce our health care cost disadvantage. We have not reached an agreement at this time, and, to be honest, I'm not 100% certain that we will, but all parties are working hard on it, in the spirit of addressing a huge risk to our collective futures while providing greater security and good benefits for our employees.

What happens if we can't reach agreement with the UAW on this matter promptly? Well, I don't believe that it serves a useful purpose to speculate on that. Let me just emphasize that our very strongly preferred approach is to do this in cooperation with the UAW, because we're convinced that is the best way for our employees, our stockholders, all our constituents.

Frankly, over the past decade, we've had periods of conflict with the UAW, and periods of cooperation. While both may have yielded improved competitiveness for GM, it is clear to us that working this challenging issue together, on a cooperative basis, is the best alternative for all concerned. So, we owe it our best efforts to try to make that work, and if it that takes a little longer that way, then we need to give it that time.

But either way, it is crystal clear that we need to achieve a significant reduction in our health care cost disadvantage, and to do so promptly. We are committed to do that.

Balance Sheet Strength, GMAC
Finally, today, I want to comment briefly on our balance sheet, liquidity, and GMAC. The recent credit downgrades have put a lot of pressure on us, especially GMAC. But they highlight the importance of the strong liquidity position that we've built up in recent years under John Devine's leadership, and validate the need for a solid cash base in our business -- which is very cyclical, and requires heavy capital spending even when times are lean.

We are very cognizant of the pressures that the credit ratings and resulting restrictions in funding availability have placed on GMAC. GMAC is a business that is very important to GM. Besides their steady contribution to our overall earnings and financial strength, GMAC provides significant support in the sale of GM's cars and trucks around the world, at both the wholesale and retail level. This "hand-in-glove" working relationship between GM Auto and GMAC provides ample benefits to our dealers and our stockholders, and is critical to our ability to compete in the marketplace. Also, through its association with GM, GMAC benefits significantly in its insurance and residential mortgage businesses, as well.

So, our challenge now is to find a way to maintain and even grow these important benefits to our stockholders, while proactively addressing the impact of our credit situation on GMAC's competitiveness. We are now in the midst of a detailed study of the strategic options that are available to us.

Our objective is to insure GMAC's access to liquidity and funding cost competitiveness, and continued support of mutual synergies -- all of which will optimize the value of GMAC for our stockholders. In the meantime, GMAC has robust liquidity, and so is effectively positioned to continue to support auto sales and its mortgage and insurance business, and contribute strong earnings.

Conclusion
I appreciate your patience and your support in our plan to get GM North America back on track. We have some serious challenges to address, but we also have a solid base to build off. We've got a clear focus on the necessary steps to get GM North America back to profitability as soon as possible, and we are addressing them with intense focus and a great sense of urgency. Combining this with the positive performance we see in our other four business units -- GMAC, GM Europe, GM Asia Pacific, and GM Latin America, Africa and Middle East -- I'm confident that GM's overall business and financial performance will be back to the level that our stockholders expect, and deserve.

Thank you.

In the presentation that follows and in related comments by General
Motors management, our use of the words "expect", "anticipate", "estimate", "forecast", "objective", "plan", "goal", "project", "outlook", "priorities/targets" and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions, currency exchange rates or political stability; shortages of and price increases for fuel; labor strikes or work stoppages; health care costs; market acceptance of the corporation's new products; pace of product introductions; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management. GM is recording the remarks and visuals presented today which are copyrighted by GM and may not be reproduced, transcribed, or distributed in any way without the express written consent of General Motors. Neither the audio or video portions of this presentation may be recorded by any party other than GM.




                                      # # #



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:   June 7, 2005                 By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)